Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S‑8 (No. 333-232978, No. 333-224390, No. 333-205705, No. 333-197943, No. 333-187599, No. 333-167796 and No. 333-165810) and Form S-3 (No. 333-228087) of SS&C Technologies Holdings, Inc. of our report dated February 28, 2020 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP

February 28, 2020

Hartford, Connecticut